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                                                                   Exhibit 10.16
                                                                   -------------


                               CONSENT TO SUBLEASE
                               -------------------

         A & W Virginia Corporation, an Arizona corporation ("Landlord"), as successor in interest to GP Henrico, L.L.C., a Rhode Island Limited Liability Company, is Landlord under a certain Building Lease dated October 10, 1995, as amended by that certain First Amendment to Lease dated September 6, 1996 ("Lease") pursuant to which Albright & Wilson Americas, Inc., a Delaware corporation ("Albright"), leased Premises described in the Lease ("Premises"). Rhodia, Inc., a Delaware corporation ("Tenant") is successor in interest to Albright.

         Tenant has requested Landlord's consent to sublease a portion of the Premises to Insmed, Incorporated ("Subtenant"), a Virginia corporation. Landlord hereby grants its consent to the sublease dated the 30th of March, 2001 between Tenant as Sublessor and Subtenant (the "Sublease") for a portion of the Premises defined in the Sublease ("Sublease Premises") on the terms and conditions stated in this Consent to Sublease.

         It is understood and agreed as follows:

         1. This Consent to Sublease shall in no way release Tenant from any of its covenants, agreements, liabilities and duties under the Lease. It is further agreed that Tenant shall be responsible for the collection of all rent due it from the Subtenant, and that the Landlord shall look only to Tenant as its tenant.

         2. The Sublease is, in all respects, subject to and subordinate to the Lease and to all the terms and provisions contained in the Lease.

         3. If, at any time prior to the expiration of the term of the Sublease, the Lease shall terminate or be terminated for any reason, Subtenant agrees, at the election and upon written demand of Landlord, to attorn to the Landlord upon the then executory terms and conditions set forth in the Sublease for the remainder of the term of the Sublease. The foregoing provisions of this paragraph shall apply notwithstanding that as a matter of law, the Sublease may otherwise terminate upon the termination of the Lease, and shall be self-operative upon such written demand of the Landlord and no further instrument shall be required to give effect to said provisions. Upon demand of the Landlord, Subtenant agrees, however, to execute, from time to time, document(s) in confirmation of the foregoing provisions of this paragraph satisfactory to the Landlord, in which Subtenant shall acknowledge such attornment and shall set forth the terms and conditions of its tenancy. Nothing contained in this paragraph shall be construed to impair or modify any right otherwise exercisable by the Landlord, whether under the Lease or any other agreement.
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         4.  The Landlord shall not be responsible for any delays incurred by
Tenant in delivering possession of the Sublease Premises to Subtenant as a result of any matter whatsoever.

         5. Nothing herein contained shall be deemed a modification or waiver of any of the Landlord's rights under the Lease, including, without limitation, the Landlord's right to rental and other monetary consideration payable under the Sublease in excess of the Rent payable by Tenant under the Lease.

         6. Neither the Subtenant nor Tenant shall make any additions, alterations or structural changes in or to the Premises, or any portion thereof, having a cost of $10,000 or more, without both Tenant and the Subtenant first obtaining the Landlord's written consent thereto in each instance.

         7. This Consent to this Sublease is not consent to the construction, improvements and alterations contemplated by the Sublease. Each such construction, improvement and alteration requiring consent from the Landlord must be separately submitted to and approved by Landlord in writing as provided in the Lease. No roof penetration shall be permitted, without the prior written consent of Tenant and Landlord, such consent not to be unreasonably withheld.

         8.  Intentionally deleted.

         9. Except as otherwise specifically permitted under the Sublease, no amendment, modification or revision of the Sublease shall hereafter be made without the prior written consent of Landlord.

         10. Tenant and Subtenant hereby represent to Landlord that the Sublease attached hereto as Exhibit "A" (a) is a correct and complete copy of the document it purports to be, and (b) contains the entire agreement and understanding between Tenant and Subtenant with regard to the subject matter contained thereof, specifically including without limitation, all agreements concerning rent and other considerations payable by Subtenant to Tenant for the Premises.

         11. Tenant and Subtenant hereby jointly and severally agree to indemnify, defend (if requested by Landlord) and hold harmless, Landlord, the managing agent of the building and their respective officers, directors, employees, agents and beneficiaries from and against any and all liabilities and claims for brokerage commissions and fees arising out of or in connection with the Sublease.

         12. This Agreement shall be binding upon and inure to the benefit of Landlord, Tenant, Subtenant and their respective successors and permitted assigns.

         13. This Consent to Sublease shall be deemed limited solely to this Sublease and shall not relieve Tenant or Subtenant from the obligation to obtain the consent of

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Landlord to (i) any further Sublease or Sub-sublease Premises, or any part thereof or any other area covered by the Lease, or (ii) any assignment of the interest of Tenant under the Lease, or (iii) except as otherwise provided in the Sublease, any assignment of the interest of the Subtenant under the Sublease.

         14. The consent hereto by Landlord shall not serve as an admission or assumption of any liability by Landlord to Subtenant or as a representation, warranty or surety as to any representation or undertakings of the Tenant under the Sublease.

         15. Subtenant shall obtain and keep in full force and effect during the term of the Sublease the types and amounts of insurance as are set forth in the Sublease, and to name the Landlord and any mortgagee of Landlord as additional insureds. The insurance to be carried by Subtenant shall be in addition to and separate from the insurance carried by Tenant. A duplicate original insurance policy or appropriate certificate evidencing the aforesaid insurance coverage (and each renewal and replacement thereto) shall be delivered to Landlord.

         16. Tenant shall pay to Landlord Seven Hundred Fifty Dollars ($750.00) to reimburse Landlord's attorney fees and costs in reviewing the Sublease and preparing this Consent to Sublease.

         17. Landlord hereby agrees to deliver to Subtenant, at the address set forth below, and simultaneously with its delivery to Tenant, any and all notices of default by Tenant under the Lease. The failure of Landlord to deliver such notice to Subtenant shall in no way render ineffective or invalidate any notice of default given to Tenant pursuant to the Lease.

         Subtenant:        Insmed Incorporated
                           800 East Leigh Street, Suite 206
                           Richmond, Virginia 23219




Dated as of this 12th day of April, 2001.


LANDLORD

BY:  ___________________________

ITS: ___________________________

TENANT                                               SUBTENANT

BY:  ___________________________            BY:  _________________________

ITS: ___________________________            ITS: _________________________


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